                                                                    EXHIBIT 4.3


                          PASS THROUGH TRUST AGREEMENT

                         Dated as of December 23, 1997

                                    between

                             UNITED AIR LINES, INC.

                                      and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS.......................................................  2

Section 1.01   Definitions..........................................................................  2
Section 1.02   Compliance Certificates and Opinions................................................. 13
Section 1.03   Form of Documents Delivered to Trustee............................................... 14
Section 1.04   Directions of Certificateholders..................................................... 14

                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                         ACQUISITION OF EQUIPMENT NOTES............................................. 15

Section 2.01   Amount Unlimited; Issuable in Series................................................. 15
Section 2.02   Issuance of Certificates; Acquisition of Equipment Notes............................. 17
Section 2.03   Acceptance by Trustee................................................................ 19
Section 2.04   Limitation of Powers................................................................. 20

                                  ARTICLE III

                                THE CERTIFICATES.................................................... 20

Section 3.01   Form, Denomination and Execution of Certificates..................................... 20
Section 3.02   Restrictive Legends.................................................................. 21
Section 3.03   Authentication of Certificates....................................................... 23
Section 3.04   Transfer and Exchange................................................................ 24
Section 3.05   Book-Entry Provisions for U.S. Global Certificate and Offshore Global
               Certificates......................................................................... 24
Section 3.06   Special Transfer Provisions.......................................................... 26
Section 3.07   Mutilated, Destroyed, Lost or Stolen Certificates.................................... 29
Section 3.08   Persons Deemed Owners................................................................ 29
Section 3.09   Cancellation......................................................................... 29
Section 3.10   Temporary Certificates............................................................... 29
Section 3.11   Limitation of Liability for Payments................................................. 30

                                   ARTICLE IV

                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.................................... 30

Section 4.01   Certificate Account and Special Payments Account..................................... 30
Section 4.02   Distributions from Certificate Account and Special Payments Account.................. 31

Section 4.03   Statements to Certificateholders..................................................... 32
Section 4.04   Investment of Special Payment Moneys................................................. 33

                                   ARTICLE V

                                  THE COMPANY....................................................... 33

Section 5.01   Maintenance of Corporate Existence................................................... 33
Section 5.02   Consolidation, Merger, etc........................................................... 33

                                   ARTICLE VI

                                     DEFAULT........................................................ 35

Section 6.01   Events of Default.................................................................... 35
Section 6.02   Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit................... 37
Section 6.03   Control by Certificateholders........................................................ 37
Section 6.04   Waiver of Past Defaults.............................................................. 38
Section 6.05   Right of Certificateholders to Receive Payments Not to Be Impaired................... 38
Section 6.06   Certificateholders May Not Bring Suit Except Under Certain Conditions................ 38
Section 6.07   Remedies Cumulative.................................................................. 39

                                  ARTICLE VII

                                  THE TRUSTEE....................................................... 39

Section 7.01   Certain Duties and Responsibilities.................................................. 39
Section 7.02   Notice of Defaults................................................................... 40
Section 7.03   Certain Rights of Trustee............................................................ 40
Section 7.04   Not Responsible for Recitals or Issuance of Certificates............................. 41
Section 7.05   May Hold Certificates................................................................ 42
Section 7.06   Money Held in Trust.................................................................. 42
Section 7.07   Compensation and Reimbursement....................................................... 42
Section 7.08   Corporate Trustee Required; Eligibility.............................................. 43
Section 7.09   Resignation and Removal; Appointment of Successor.................................... 43
Section 7.10   Acceptance of Appointment by Successor............................................... 45
Section 7.11   Merger, Conversion, Consolidation or Succession to Business.......................... 45
Section 7.12   Maintenance of Agencies.............................................................. 46
Section 7.13   Money for Certificate Payments to Be Held in Trust................................... 47
Section 7.14   Registration of Equipment Notes in Name of Subordination Agent....................... 47
Section 7.15   Representations and Warranties of Trustee............................................ 47
Section 7.16   Withholding Taxes; Information Reporting............................................. 49
Section 7.17   Trustee's Liens...................................................................... 49
Section 7.18   Preferential Collection of Claims.................................................... 49

                                  ARTICLE VIII

                  CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE.................................. 49

Section 8.01   The Company to Furnish Trustee with Names and
               Addresses of Certificateholders...................................................... 49
Section 8.02   Preservation of Information; Communications to Certificateholders.................... 50
Section 8.03   Reports by Trustee................................................................... 50
Section 8.04   Reports by the Company............................................................... 50

                                   ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS................................................. 51

Section 9.01   Supplemental Agreements Without Consent of Certificateholders........................ 51
Section 9.02   Supplemental Agreements with Consent of Certificateholders........................... 52
Section 9.03   Documents Affecting Immunity or Indemnity............................................ 53
Section 9.04   Execution of Supplemental Agreements................................................. 53
Section 9.05   Effect of Supplemental Agreements.................................................... 53
Section 9.06   Conformity with Trust Indenture Act.................................................. 53
Section 9.07   Reference in Certificates to Supplemental Agreements................................. 53

                                   ARTICLE X

                       AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS................................. 54

Section 10.01  Amendments and Supplements to Indentures and Other Note Documents................... 54

                                   ARTICLE XI

                             TERMINATION OF TRUSTS................................................. 55

Section 11.01  Termination of the Trusts........................................................... 55

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS............................................... 56

Section 12.01  Limitation on Rights of Certificateholders.......................................... 56
Section 12.02  Certificates Nonassessable and Fully Paid........................................... 56
Section 12.03  Notices............................................................................. 56
Section 12.04  Governing Law....................................................................... 57
Section 12.05  Severability of Provisions.......................................................... 57
Section 12.06  Trust Indenture Act Controls........................................................ 58

Section 12.07  Effect of Headings and Table of Contents............................................ 58
Section 12.08  Successors and Assigns.............................................................. 58
Section 12.09  Benefits of Agreement............................................................... 58
Section 12.10  Legal Holidays...................................................................... 58
Section 12.11  Counterparts........................................................................ 58
Section 12.12  Intention of Parties................................................................ 58
Section 12.13  Registration of Equipment Notes in Name of Subordination Agent...................... 58
Section 12.14  Communication by Certificateholders with other Certificateholders................... 58


Schedule 1  -  Indentures
Schedule 2  -  Note Purchase Agreement

Exhibit A   -  Form of Certificate
Exhibit B   -  Form of Certificate for Unlegended Certificates
Exhibit C   -  Form of Certificate To Be Delivered in Connection with Transfers
               Pursuant to Regulation S
Exhibit D  -   Form of Certificate To Be Delivered in Connection with Transfers to Non-
               QIB Accredited Investors

Reconciliation and tie between United Air Lines Pass Through Trust Agreement, dated as of December 23, 1997, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.



            Trust Indenture Act                                   Pass Through Trust
              of 1939 Section                                      Agreement Section
            -------------------                                   ------------------
                 310(a)(1)                                               7.08
                    (a)(2)                                               7.08
                    (b)                                                  7.09
                 311(a)                                                  7.18
                    (b)                                                  7.18
                 312(a)                                                  8.01;  8.02
                    (b)                                                 12.14
                    (c)                                                 12.14
                 313(a)                                                  8.03
                    (c)                                                  8.04
                 314(a)(1)                                               8.04(a)
                    (a)(2)                                               8.04(b)
                    (a)(3)                                               8.04(c)
                    (a)(4)                                               8.04(d)
                    (c)(1)                                               1.02
                    (c)(2)                                               1.02
                    (e)                                                  1.02
                 315(a)(1)                                               7.01
                    (a)(2)                                               7.03
                    (b)                                                  7.02
                    (c)                                                  7.01(b)
                    (d)                                                  7.01
           316(a)(last sentence)                                         1.04(c)
                    (a)(1)(A)                                            6.02
                    (a)(1)(B)                                            6.04
                    (b)                                                  6.05
                    (c)                                                  1.04(d)
                 317(a)(1)                                               6.02
                    (b)                                                  7.13
                 318(a)                                                 12.06

                          PASS THROUGH TRUST AGREEMENT


                  This PASS THROUGH TRUST AGREEMENT, dated as of December 23, 1997, between UNITED AIR LINES, INC., a Delaware corporation, and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee, is made with respect to the formation from time to time of separate United Air Lines Pass Through Trusts and the issuance from time to time of separate classes of Certificates representing fractional undivided interests in the respective Trusts.

                  WHEREAS, from time to time the Company (this and certain other defined terms used herein are defined in Section 1.01) may enter into a Trust Supplement with the Trustee named therein pursuant to which such Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the class of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such class, as the grantors of such Trust, by their respective acceptances of the Certificates of such class, shall join in the creation of such Trust with the Trustee;

                  WHEREAS, all Certificates to be issued in respect of each separate Trust shall be issued and designated as Class A, Class B, Class C or Class D pursuant to this Agreement, shall evidence fractional undivided interests in the Trusts of the same class and shall have no rights, benefits or interests in respect of any separate Trust of any other class or the property held therein, subject, however, to the provisions of the Intercreditor Agreement.

                  WHEREAS, from time to time, pursuant to the terms and conditions of this Agreement with respect to each separate Trust formed hereunder, the Trustee on behalf of such Trust shall purchase one or more issues of Equipment Notes having the same interest rate as the class of Certificates issued in respect of such Trust and, subject to the terms of the Intercreditor Agreement, shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;

                  WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Company has duly authorized the execution and delivery of this Basic Agreement and each Trust Supplement as the "issuer," as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued in respect of each Trust and as the "obligor," as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee; and

                  WHEREAS, this Basic Agreement, as amended or supplemented from time to time, shall, upon effectiveness of the Exchange Offer Registration Statement and/or the Shelf Registration Statement described in the Registration Rights Agreement, be subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.01 Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms used herein that are defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

                  (c) all references in this Basic Agreement to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Basic Agreement;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as whole and not to any particular Article, Section, Subsection or other subdivision; and

                  (e) unless the context otherwise requires, whenever the words "including," "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

                  Additional Payments: Means a payment of Make-Whole Amount and/or Break Amount, if any.

                  Affiliate: With respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agent Members:  Has the meaning specified in Section 3.05(a).

                  Agreement: Means, unless the context otherwise requires, this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the class of Certificates issued or to be issued in respect thereof, with reference to such Trust and each class of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such class of Certificates.

                  Aircraft: Means an aircraft, including engines therefor, owned by or leased to the Company and securing one or more Equipment Notes.

                  Authorized Agent: With respect to the Certificates of any class, means any Paying Agent or Registrar for the Certificates of such class.

                  Avoidable Tax: Means a state or local tax (i) upon (w) the Trust, (x) the Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

                  Basic Agreement: Means this Pass Through Trust Agreement, as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

                  Break Amount: Has the meaning specified therefor in the Indentures.

                  Business Day: With respect to the Certificates of any class, means any day (x) other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, Frankfurt, Germany, or, so long as any such Certificate is outstanding, a city and state in which the Trustee or any related Indenture Trustee maintains its Corporate Trust Office or receives and disburses funds and (y) on which dealings are carried on in the London interbank market.

                  Cedel:  Means Cedel Bank, societe anonyme.

                  Certificate: Means any one of the Initial Certificates or Exchange Certificates and any such Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

                  Certificate Account: With respect to the Certificates of any class, means the account or accounts created and maintained for such class pursuant to Section 4.01(a).

                  Certificateholder or Holder: With respect to the Certificates of any class, means the Person in whose name a Certificate of such class is registered in the Register for Certificates of such class.

                  Class A Certificates: Means Certificates designated as "Class A Certificates" in the Trust Supplement pursuant to which such Certificates are issued.

                  Class B Certificates: Means Certificates designated as "Class B Certificates" in the Trust Supplement pursuant to which such Certificates are issued.

                  Class C Certificates: Means Certificates designated as "Class C Certificates" in the Trust Supplement pursuant to which such Certificates are issued.

                  Class D Certificate: Means Certificates designated as "Class D Certificates" in the Trust Supplement pursuant to which such Certificates are issued.

                  Company: Means United Air Lines, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, when such reference is required for purposes of compliance with the Trust Indenture Act) any other obligor (within the meaning of the Trust Indenture Act) with respect to the Certificates.

                  Controlling Party: Means the Person entitled to act as such pursuant to the terms of the Intercreditor Agreement.

                  Corporate Trust Office: With respect to the Trustee or any Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

                  Cut-off Date: With respect to the Certificates of a Trust of any class, means the date designated as such in the related Trust Supplement.

                  Depositary: Means The Depository Trust Company, its nominees and their respective successors.

                  Direction:  Has the meaning specified in Section 1.04(a).

                  Distribution Date: With respect to the Certificates of any class, means any Regular Distribution Date or Special Distribution Date.

                  Eligible Account: Means an account established by and with an Eligible Institution at the request of the Trustee, which institution agrees, for all purposes of the applicable Uniform Commercial Code ("UCC"), including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Trustee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) such Eligible Institution shall comply with all entitlement orders issued by the Trustee to the exclusion of any other Person and (e) the

         "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of Illinois.

                  Eligible Institution: Means the corporate trust department of
         (a) First Security Bank, National Association, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the applicable Uniform Commercial Code, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., of at least "A-3" or its equivalent.

                  Equipment Note: With respect to the Certificates of any class, has the meaning given to "Equipment Note" in the related Indenture.

                  ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

                  Escrow Account: With respect to the Certificates of any class, has the meaning specified in Section 2.02(b).

                  Escrowed Funds: With respect to the Trusts of any class, has the meaning specified in Section 2.02(b).

                  Euroclear:  Means the Euroclear System.

                  Event of Default: Means, in respect of any Trusts of a class, an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trusts were issued.

                  Exchange Certificate: Means any of the certificates, substantially in the form of Exhibit A, issued in exchange for an Initial Certificate pursuant to the Registration Rights Agreement and authenticated under this Agreement.

                  Exchange Offer Registration Statement: Means the Exchange Offer Registration Statement defined in the Registration Rights Agreement.

                  Financing Documents: With respect to any Equipment Note, means (i) the related Participation Agreement and Indenture and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

                  Fractional Cumulative Interest: Means, with respect to any outstanding Certificate of a class, the principal amount of such Certificate divided by the aggregate principal amount of all Certificates of such class issued pursuant to all Trust Supplements creating Trusts of such class.

                  Fractional Undivided Interest: Means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.

                  Global Certificates: Has the meaning assigned to such term in
         Section 3.01(d).

                  Indenture: With respect to any Trust, means each of the one or more separate trust indenture and security agreements or trust indentures and mortgages or similar agreements described on Schedule 1 attached to this Agreement which relates to an issue of Equipment Notes to be held in such Trust; as each such indenture may be amended or supplemented in accordance with its respective terms; and Indentures means all of such agreements.

                  Indenture Default: With respect to any Indenture, means any Indenture Event of Default (as such term is defined in such Indenture).

                  Indenture Trustee: With respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, together with any successor to such Indenture Trustee appointed pursuant thereto.

                  Initial Certificate: Means any of the certificates issued and authenticated, under this Agreement, substantially in the form of Exhibit A, other than an Exchange Certificate.

                  Initial Purchasers: Means, collectively, Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Citicorp Securities, Inc., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  Initial Regular Distribution Date: With respect to the Certificates of any class, means the first Regular Distribution Date on which a Scheduled Payment is to be made.

                  Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

                  Intercreditor Agreement: Means the Intercreditor Agreement, dated as of the date hereof, by and among First Security Bank, National Association, as Trustee, Kreditanstalt fur Wiederaufbau, as Class A Primary Liquidity Provider and Class B Primary Liquidity Provider, Credit Suisse Financial Products, as Class A Above-Cap Liquidity Provider and Class B Above-Cap Liquidity Provider, and First Security Bank, National Association, as Subordination Agent thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Issuance Date: With respect to the Certificates of a Trust of any class, means the date of the issuance of the Initial Certificates of such Trust.

                  Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

                  Leased Aircraft: Has the meaning specified in the Intercreditor Agreement.

                  Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

                  Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

                  Make-Whole Amount: Has the meaning specified therefor in the Indentures.

                  Non-U.S. Person: Means a Person that is not a "U.S. person," as defined in Regulation S.

                  Note Documents: With respect to the Certificates of any class, the Equipment Notes with respect to such Certificates and, with respect to such Equipment Notes, the related Financing Documents.

                  Note Purchase Agreement: Means the Note Purchase Agreement, dated as of December 23, 1997, among the Company, the Owner Trustees, the Trustee, the Subordination Agent and the Indenture Trustees, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Officer's Certificate: Means a certificate signed, (a) in the case of the Company, by the Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, or (b) in the case of an Owner Trustee or an Indenture Trustee, a Responsible Officer of such Owner Trustee or such Indenture Trustee, as the case may be.

                  Offshore Certificates Exchange Date: With respect to the Certificates of any class, has the meaning specified in Section 3.01(d).

                  Offshore Global Certificates: Has the meaning specified in
         Section 3.01(d).

                  Offshore Physical Certificates: Has the meaning specified in
         Section 3.01(e).

                  Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) an attorney of the Company, (ii) Vedder, Price, Kaufman & Kammholz, (iii) Mayer, Brown & Platt or (iv) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of counsel for any Owner Trustee or any Indenture Trustee may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

                  Outstanding: With respect to Certificates of any class, means, as of the date of determination, all Certificates of such class theretofore authenticated and delivered under this Agreement, except:

                           (i) Certificates of such class theretofore canceled
                  by the Registrar or delivered to the Trustee or the Registrar for cancellation;

                           (ii) All of the Certificates of such class if money
                  in the full amount required to make the final distribution with respect to such class pursuant to Section 11.01 has been theretofore deposited with the Trustee in trust for the Holders of the Certificates of such class as provided in
                  Section 4.01 pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                           (iii) Certificates of such class in exchange for or
                  in lieu of which other Certificates of such class have been authenticated and delivered pursuant to this Basic Agreement.

                  Owned Aircraft: Has the meaning specified in the Intercreditor Agreement.

                  Owner Participant: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

                  Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee," as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

                  Participation Agreement: With respect to any Aircraft, means the Participation Agreement referred to in the related Indenture.

                  Paying Agent: With respect to the Certificates of any class, means the paying agent maintained and appointed for the Certificates of such class pursuant to Section 7.12.

                  Permanent Offshore Global Certificates: Has the meaning specified in Section 3.01(d).

                  Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States of America and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any

         Special Payments on a Special Distribution Date. All Permitted Investments held by the Trustee pursuant to Section 4.04 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to the Trustee, or (b) held in an Eligible Account.

                  Person: Means any person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

                  Physical Certificates: Has the meaning specified in Section 3.01(e).

                  Pool Balance: With respect to the Certificates issued pursuant to the Trusts of the same class, means, as of any date, (i) the original aggregate face amount of the Certificates of such class less (ii) the aggregate amount of all payments made in respect of such Certificates of such class other than payments made in respect of interest or Additional Payments thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date, with respect to the Certificates of such Trusts, shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trusts and the distribution thereof to be made on such Distribution Date.

                  Pool Factor: With respect to the Certificates issued pursuant to the Trusts of the same class, means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such class as at such date by (ii) the original aggregate face amount of the Certificates of such Trusts. The Pool Factor as of any Distribution Date, with respect to such Trusts, shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trusts and the distribution thereof to be made on such Distribution Date.

                  Postponed Notes: Means the Equipment Notes to be held in the Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.02(b).

                  Postponement Notice: Means, with respect to any Trust or the related class of Certificates, an Officer's Certificate of the Company
         (1) requesting that the Trustee temporarily postpone the purchase of the related Equipment Notes to a date which is later than the Issuance Date of such class of Certificates, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Equipment Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) shall be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

                  Private Placement Legend: Has the meaning specified in Section 3.02(a).

                  QIB: Means a "qualified institutional buyer" as defined in Rule 144A.

                  Record Date: With respect to any Trust or the related class of Certificates, means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, with respect to such class of Certificates, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, with respect to such class of Certificates, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

                  Register and Registrar: With respect to the Certificates of any class, means the register maintained and the registrar appointed for such class pursuant to Sections 3.04 and 7.12.

                  Registration Rights Agreement: Means the Registration Rights Agreement, dated as of the date hereof, between the Initial Purchasers, the Trustee and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Registration Statement: Means the Registration Statement defined in the Registration Rights Agreement.

                  Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of any class of Certificates, means each date designated as a Regular Distribution Date in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next Business Day together with additional interest accrued to such next Business Day at the rate applicable to such class of Certificates.

                  Regulation S: Means Regulation S under the Securities Act or any successor regulation thereto.

                  Responsible Officer: With respect to any Trustee, any Indenture Trustee and any Owner Trustee, means any officer in the Corporate Trust Department of the Trustee, Indenture Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                  Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

                  Scheduled Payment: With respect to any Equipment Note, means
         (i) any payment of principal or interest on such Equipment Note (other than any such payment that is not in fact received by the Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon or (ii) any payment of interest on the Class A Certificates or Class B Certificates with funds drawn under the Liquidity Facility for such class, which payment represents the installment of principal on such Equipment Note at the stated maturity of such installment of principal, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, Additional Payment or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                  SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                  Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

                  Special Distribution Date: With respect to the Certificates of any class, means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next Business Day together with additional interest accrued to such next Business Day at the rate applicable to such class of Certificates.

                  Special Payment: With respect to the Certificates of any class, means (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture), (ii) the amounts required to be distributed pursuant to the last paragraph of Section 2.02(b) or (iii) the amounts required to be distributed pursuant to the penultimate paragraph of Section 2.02(b).

                  Special Payments Account: With respect to the Certificates of any class, means the account or accounts created and maintained for such class pursuant to Section 4.01(b).

                  Specified Investments: With respect to any Trust, means, unless otherwise specified in the related Trust Supplement, each of
         (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral; and, provided further, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase federal funds from an entity described in clause (iii) above. All Specified Investments held by the Trustee pursuant to Section 2.02(b) shall either be (a) registered in the name of, payable to the order of, or specially endorsed to the Trustee, or
         (b) held in an Eligible Account.

                  Subordination Agent: Has the meaning specified therefor in the Intercreditor Agreement.

                  Temporary Offshore Global Certificates: Has the meaning specified in Section 3.01(d).

                  Transfer Date: Has the meaning assigned to the term Closing Date in the Note Purchase Agreement.

                  Triggering Event: Has the meaning specified therefor in the Intercreditor Agreement.

                  Trust: With respect to the Certificates of any class, means any trust of such class under this Agreement.

                  Trustee: Means First Security Bank, National Association, or its successor-in-interest, and any successor or other trustee appointed as provided in the Trust Agreements; provided, however, that if the same institution is not acting as Trustee in respect of all classes of Certificates, the phrase "the Trustee" shall, unless the context otherwise requires, mean, as to any Class of Certificates, the institution acting as the Trustee in respect of such class.

                  Trust Indenture Act: Except as otherwise provided in Section 9.06, means the United States Trust Indenture Act of 1939 as in force at the date as of which this Basic Agreement was executed.

                  Trust Property: With respect to any Trust, means (i) the Equipment Notes held as the property of such Trust and all monies at any time paid thereon and all monies due and to become due thereunder,
         (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account, (iii) all rights of such Trust and the Trustee, on behalf of such Trust, under the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement, including all rights to receive certain payments thereunder and all monies paid to such Trustee on behalf of such Trust pursuant to the Intercreditor Agreement, the Registration Rights Agreement or the Note Purchase Agreement and (iv) for the Trusts relating to the Class A Certificates and the Class B Certificates, all monies receivable by the Subordination Agent under the Liquidity Facilities for such Trusts.

                  Trust Supplement: Means an agreement supplemental hereto pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a class, (ii) the issuance of the Certificates of such class representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such class are established.

                  Trustee's Lien: Has the meaning specified in Section 7.17.

                  U.S. Global Certificate: Has the meaning specified in Section 3.01(e).

                  U.S. Physical Certificates: Has the meaning specified in
         Section 3.01(e).

                  Section 1.02 Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Certificates of any class, this Agreement, the Trustee may request that the Company, such Owner Trustee or such Indenture Trustee, as the case may be, furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Basic Agreement or this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any class, this Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:

                           (i) a statement that each individual signing such
                  certificate or opinion has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

                           (ii) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such
                  individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of
                  each such individual, such condition or covenant has been complied with.

                  Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or, in respect of the Certificates of any class, this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.04 Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement in respect of the Certificates of any class to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company or any Indenture Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and any Indenture Trustee, if made in the manner provided in this Section 1.04.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

                  (c) In determining whether the Certificateholders of the requisite Fractional Cumulative Interests of Certificates of any class Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any class Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of such class so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

                  (d) The Company may at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders in respect of the Certificates of any class entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders of the applicable class in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record of the applicable class at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of outstanding Certificates of such class have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates of such class shall be computed as of such record date. No such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Basic Agreement not later than one year after such record date.

                  (e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

                  (f) Except as otherwise provided in Section 1.04(c), Certificates of any class owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates of such class.


                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                         ACQUISITION OF EQUIPMENT NOTES

                  Section 2.01 Amount Unlimited; Issuable in Classes. (a) The aggregate principal amount of Certificates which may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more class and shall be designated generally as the "Pass Through Certificates," with such further designations added or incorporated in such title for the Certificates of each class as specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the class to which it belongs. All Certificates of the same class shall be substantially identical except that the Certificates of a class may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such class. Each class of Certificates issued pursuant to this Agreement shall evidence fractional undivided interests in the related Trust and Fractional Cumulative Interests in all Trusts of such class and shall have no rights, benefits or interests in respect of any Trust of any other class or the Trust Property held therein. All Certificates of the same class shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

                  (b) The following matters shall be established with respect to the Certificates of each class issued hereunder by a Trust Supplement executed and delivered by and between the Company and the Trustee:

                           (i) the formation of the Trust as to which the
                  Certificates of such class represent fractional undivided interests and its class designation (which designation shall distinguish such Trust from each other Trust of any other class created under this Basic Agreement and a Trust Supplement);

                           (ii) the specific title of the Certificates of such
                  class (which title shall distinguish the Certificates of such class from each other class of Certificates created under this Basic Agreement and a Trust Supplement);

                           (iii) any limit upon the aggregate principal amount
                  of the Certificates of such class which may be authenticated and delivered (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the class pursuant to Sections 3.04, 3.07 and 3.10);

                           (iv) the Cut-off Date with respect to the
                  Certificates of such class;

                           (v) the Regular Distribution Dates applicable to the
                  Certificates of such class;

                           (vi) the Special Distribution Dates applicable to the
                  Certificates of such class and the related Trust;

                           (vii) if other than as provided in Section 7.12(b),
                  the Registrar or the Paying Agent for the Certificates of such class, including any Co-Registrar or additional Paying Agent;

                           (viii) if other than as provided in Section 3.01,
                  the denominations in which the Certificates of such class shall be issuable;

                           (ix) the specific form of the Certificates of such
                  class (including the interest rate applicable thereto) and whether or not Certificates of such class are to be issued as Initial Certificates or Exchange Certificates;

                           (x) a description of the Equipment Notes to be
                  acquired and held in the related Trust and of the related Aircraft and the other Note Documents;

                           (xi) provisions with respect to the terms for which
                  the definitions set forth in Article I permit or require further specification in the related Trust Supplement;

                           (xii) any restrictions (including legends) in respect
                  of ERISA;

                           (xiii) whether such class will have the benefit of
                  Liquidity Facilities and, if so, any terms appropriate thereto; and

                           (xiv) any other terms of the Certificates of such
                  class (which terms shall not be inconsistent with the provisions of the Trust Indenture Act), including any terms which may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of the class.

                  (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a class, Certificates of such class shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in such Trust Supplement or in any other document to which the Trustee is a party relating to the issuance of the Certificates of such class.

                  Section 2.02 Issuance of Certificates; Acquisition of Equipment Notes. (a) Unless otherwise specified in the related Trust Supplement, the Trustee is hereby directed to execute and deliver the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement on or prior to the Issuance Date of the Certificates of a class, each in the form delivered to the Trustee by the Company, and is hereby directed to and shall, subject to the respective terms thereof, perform its obligations thereunder. Upon request of the Company and the satisfaction of the closing conditions specified in the Note Purchase Agreement, the Trustee shall execute, deliver and authenticate such Certificates equaling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the Note Purchase Agreement on the Transfer Date, and evidencing the entire ownership interest in the related Trust. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt by the Trustee of consideration in an amount equal to the aggregate principal amount of such Equipment Notes and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of the Note Purchase Agreement, the Equipment Notes at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.04 and 3.07, the Trustee shall not execute, authenticate or deliver Certificates of any class in excess of the aggregate amount specified in this Section 2.02(a). The provisions of this Section 2.02(a) are subject to the provisions of Section 2.02(b) below.

                  (b) On or prior to the Issuance Date with respect to a class of Certificates, the Company may deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes, which Postponement Notice may be given by the Company only if one or more conditions to the purchase of such Postponed Notes by the Trustee shall not have been satisfied or waived pursuant to the Note Purchase Agreement. The Trustee shall postpone the purchase of the Postponed Notes from the consideration received from the sale of such Certificates and shall promptly deposit funds in an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds") into an escrow account (the "Escrow Account") with the Trustee to be maintained as a part of the related Trust. The Escrowed Funds so deposited shall be invested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to the Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that any Postponed Notes shall not be issued or be available for purchase, with respect to the portion of the Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the Note Purchase Agreement on or prior to the Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

                  The Trustee shall hold all Specified Investments until the maturity thereof and shall not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments maturing as provided in the preceding paragraph.

                  On the Initial Regular Distribution Date in respect of the Certificates of any class, the Company shall pay (in immediately available funds) to the Trustee an amount equal to (i) the sum of (A) the interest that would have accrued on any Postponed Notes purchased on or prior to the Initial Regular Distribution Date if such Postponed Notes had been purchased on the Issuance Date, from and including the Issuance Date to but excluding the date of such purchase and (B) the interest that would have accrued on any Postponed Notes not purchased on or prior to the Initial Regular Distribution Date (other than any Postponed Notes for which a Special Distribution Date specified in the next paragraph has occurred on or prior to the Initial Regular Distribution
Date) if such Postponed Notes had been purchased on the Issuance Date, from and including the Issuance Date to but excluding the Initial Regular Distribution Date, minus (ii) the earnings on Specified Investments received by the Trustee from and including the later of the Issuance Date or the date preceding the Initial Regular Distribution Date on which an amount has been paid pursuant to the next paragraph to but excluding the Initial Regular Distribution Date. On the second Regular

Distribution Date, the Company shall pay (in immediately available funds) to the Trustee an amount equal to (i) the interest that would have accrued on any Postponed Notes purchased after the Initial Regular Distribution Date and on or prior to the Cut-off Date if such Postponed Notes had been purchased on the Initial Regular Distribution Date, from and including the Initial Regular Distribution Date to but excluding the date of such purchase, minus (ii) the earnings on Specified Investments received by the Trustee from and including the later of the Initial Regular Distribution Date or the date preceding the second Regular Distribution Date on which an amount has been paid pursuant to either of the next two paragraphs to but excluding the second Regular Distribution Date. The Company shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any losses on such Specified Investments as incurred.

                  If, in respect of the Certificates of any class, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes shall not be issued or be available for purchase on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring more than 20 days following the date of such notice (i) the Company shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to such Certificates from and including the Issuance Date (if such Special Distribution Date shall occur on or prior to the Initial Regular Distribution Date) or the Initial Regular Distribution Date (if such Special Distribution Date occurs after the Initial Regular Distribution Date) to but excluding such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice plus the amount paid by the Company pursuant to the preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                  If, on the Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the preceding paragraph) has been used to purchase Postponed Notes, on the next Special Distribution Date occurring more than 20 days following the Cut-off Date (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes originally contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the Certificates from and including the Initial Regular Distribution Date to but excluding such Special Distribution Date and
(ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Company pursuant to the preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                  Section 2.03 Acceptance by Trustee. The Trustee, upon the execution and delivery of a Trust Supplement creating a Trust and issuing a class of Certificates, acknowledges its acceptance of all right, title and interest in and to the Equipment Notes acquired pursuant to Section 2.02 and the Note Purchase Agreement and declares that the Trustee holds and shall hold such right, title and interest, together with all other property constituting the Trust Property of such Trust, for the benefit of all then present and future Certificateholders of such class, upon the trusts herein and in such Trust Supplement set forth. Subject to
Section 7.14, the Trustee shall take all actions reasonably necessary to effect the registration of all such Equipment Notes in the name of the Subordination Agent. By its payment for and acceptance of each Certificate of such class issued to it under this Agreement, each initial Certificateholder of such class as grantor of such Trust thereby joins in the creation and declaration of such Trust and grants to the Trustee the powers conferred by this Agreement.

                  Section 2.04 Limitation of Powers. Each Trust is constituted solely for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth herein or in this Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the respective related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).


                                  ARTICLE III

                                THE CERTIFICATES

                  Section 3.01 Form, Denomination and Execution of Certificates. (a) Each Certificate shall represent a fractional undivided interest in a Trust and shall be substantially in the form set forth as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution of the Certificates. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate.

                  (b) Except as otherwise provided in the related Trust Supplement, the Initial Certificates of each class shall be issued only in fully registered form without coupons and only in denominations of $100,000 or integral multiples of $1,000 in excess thereof. Except as otherwise provided in the related Trust Supplement, the Exchange Certificates of each class shall be issued in denominations of $100,000 or integral multiples of $1,000 in excess thereof. Each Certificate shall be dated the date of its authentication.

                  (c) Initial Certificates of any class offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Certificate of such class in registered form, substantially in the form set forth as Exhibit A (the "U.S. Global Certificate"), duly executed and authenticated by the Trustee as hereinafter provided. The U.S. Global Certificate for each class shall be registered in the name of Cede & Co., as nominee for the Depositary, and deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the U.S. Global Certificate for any class may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  (d) Initial Certificates of any class offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single, temporary global Certificate of such class in registered form, substantially in the form set forth as Exhibit A (the "Temporary Offshore Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. The Temporary Offshore Global Certificate for each class shall be registered in the name of a nominee of the Depositary for credit to the account of the Agent Members acting as depositaries for Euroclear and Cedel and deposited with the Trustee as custodian for the Depositary. At any time following February 1, 1998 (the "Offshore Certificates Exchange Date"), upon receipt by the Trustee of a certificate substantially in the form of Exhibit B, a single permanent global Certificate of the related class in registered form, substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Certificate," and together with the Temporary Offshore Global Certificate of such class, the "Offshore Global Certificates"), duly executed and authenticated by the Trustee as hereinafter provided, shall be registered in the name of a nominee for the Depositary and deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Temporary Offshore Global Certificate of such class in an amount equal to the principal amount of the beneficial interest in such Temporary Offshore Global Certificate transferred. The U.S. Global Certificate and the Offshore Global Certificates are sometimes referred to as the "Global Certificates."

                  (e) Initial Certificates of any class offered and sold to Institutional Accredited Investors shall be issued in the form of permanent certificated Certificates of the same class in registered form, in substantially the form set forth as Exhibit A (the "U.S. Physical Certificates"). Certificates issued pursuant to Section 3.05(b) in exchange for interests in any Offshore Global Certificate of any class shall be in the form of permanent certificated Certificates of the same class in registered form, substantially in the form set forth in Exhibit A (the "Offshore Physical Certificates"). The Offshore Physical Certificates and U.S. Physical Certificates are sometimes collectively herein referred to as the "Physical Certificates."

                  (f) The definitive Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

                  Section 3.02 Restrictive Legends. (a) In respect of the Certificates of any class, subject to Section 3.06(e), unless and until (i) an Initial Certificate of such class is sold under an effective Registration Statement or (ii) an Initial Certificate of such class is exchanged for an Exchange Certificate of such class pursuant to an effective Exchange Offer Registration Statement, in each case as provided for in the Registration Rights Agreement, each Global Certificate of such class (other than the Permanent Offshore Global Certificate of such class) and each U.S. Physical Certificate of such class shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO UNITED AIR LINES, INC., (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY

         REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (b) Each Global Certificate of each class shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

                  (b) Each Certificate of each class shall also bear the following legend on the face thereof:

         EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE WITH PLAN ASSETS OF ANY PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); OR (B) THE HOLDER'S PURCHASE AND HOLDING OF THIS CERTIFICATE IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND
         SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.

                  Section 3.03 Authentication of Certificates. (a) The Trustee shall duly execute, authenticate and deliver Certificates of each class in authorized denominations equaling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the Note Purchase Agreement and evidencing the entire ownership of the related Trust. Thereafter, the Trustee shall duly execute, authenticate and deliver the Certificates of a class as herein provided.

                  (b) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

                  Section 3.04 Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") for each class of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such class and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates of each class and transfers and exchanges of such Certificates as herein provided. A Certificateholder may transfer a Certificate by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Agreement, including providing a written certificate or other evidence of compliance with any restrictions on transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, the Depositary shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in such Certificate shall be required to be reflected in a book entry. When Certificates of a class are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate Fractional Undivided Interest of Certificates of like class of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Trustee may require payment by the transferor of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charges payable upon exchanges pursuant to Section 3.10 or 9.07).

                  Section 3.05 Book-Entry Provisions for U.S. Global Certificate and Offshore Global Certificates. (a) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to any Global Certificate of any class held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the

Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate of any class, the Registrar or its duly appointed agent shall record a nominee of the Depositary as the registered holder of such Global Certificate.

                  (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate or Offshore Global Certificate in whole, but not in part, to nominees of the Depositary, its successor or such successor's nominees. Beneficial interests in the U.S. Global Certificate of any class and any Offshore Global Certificate of any class may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.06. Beneficial interests in the U.S. Global Certificate of any class or an Offshore Global Certificate of any class shall be delivered to all beneficial owners in the form of U.S. Physical Certificates of such class or Offshore Physical Certificates of such class, as the case may be, if
(i) the Depositary notifies the Trustee that it is unwilling or unable to continue as Depositary for such U.S. Global Certificate or such Offshore Global Certificate, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Certificates.

                  (c) Any beneficial interest in one of the Global Certificates of any class that is transferred to a Person who takes delivery in the form of an interest in the other Global Certificate of such class shall, upon such transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

                  (d) In connection with the transfer of the entire U.S. Global Certificate of any class or an entire Offshore Global Certificate of any class to the beneficial owners thereof pursuant to Section 3.05(b), such U.S. Global Certificate or Offshore Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Certificate or Offshore Global Certificate, as the case may be, an equal aggregate Fractional Undivided Interest of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, of like class and of authorized denominations.

                  (e) Any U.S. Physical Certificate delivered in exchange for an interest in the U.S. Global Certificate pursuant to Section 3.05(b) shall, except as otherwise provided by Section 3.06(e), bear the Private Placement Legend.

                  (f) Any Offshore Physical Certificate delivered in exchange for an interest in an Offshore Global Certificate pursuant to Section 3.05(b) shall, except as otherwise provided by Section 3.06(e), bear the applicable legend regarding transfer restrictions set forth in Section 3.02(a).

                  (g) The registered holder of the U.S. Global Certificate of any class or any Offshore Global Certificate of any class may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

                  Section 3.06 Special Transfer Provisions. With respect to the Certificates of any class, unless and until (i) an Initial Certificate of such class is sold under an effective Registration Statement, or (ii) an Initial Certificate is exchanged for an Exchange Certificate of such class pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply to such Initial Certificates of such class (and the Registrar shall refuse to register any exchange except in accordance with the following provisions):

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificate of any class to any Institutional Accredited Investor which is not a QIB (excluding transfers to or by Non-U.S. Persons):

                           (i) The Registrar shall register the transfer of any
                  Certificate of such class, whether or not such Certificate bears the Private Placement Legend, if (x) the requested transfer is at least two years after the later of the original issue date of the Certificates and the last date on which such Certificate was held by the Company, the Trustee or any affiliate of any such persons or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit D and the aggregate principal amount of the Certificates being transferred is at least $100,000.

                           (ii) If the proposed transferor is an Agent Member
                  holding a beneficial interest in the U.S. Global Certificate of such class, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such U.S. Global Certificate in an amount equal to the Fractional Cumulative Interest represented by the beneficial interest in such U.S. Global Certificate to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more U.S.
                  Physical Certificates of like class, tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate of any class to a QIB (excluding Non-U.S. Persons):

                           (i) If the Certificate to be transferred consists of
                  U.S. Physical Certificates of such class or an interest in any Temporary Offshore Global Certificate of such class, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Certificate of such class stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Certificate of such class stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate of such class for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the related Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                           (ii) Upon receipt by the Registrar of the documents
                  referred to in clause (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the Fractional Cumulative Interest of the U.S. Global Certificate of such class in an amount equal to the Fractional Cumulative Interest of the U.S. Physical Certificates or interests in the Temporary Offshore Global Certificate of such class, as the case may be, being transferred, and the Trustee shall cancel such Physical Certificates of such class or decrease the Fractional Cumulative Interest of such Temporary Offshore Global Certificate of such class so transferred.

                  (c) Transfers of Interests in the Permanent Offshore Global Certificate or Offshore Physical Certificates. The Registrar shall register any transfer of interests in the Permanent Offshore Global Certificate of any class or Offshore Physical Certificates of any class without requiring any additional certification.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of an Initial Certificate of any class to a Non-U.S. Person:

                           (i) With respect to the Certificates of any class,
                  prior to the Offshore Certificates Exchange Date, the Registrar shall register any proposed transfer of an Initial Certificate of such class to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit C from the proposed transferor.

                           (ii) On and after the Offshore Certificates Exchange
                  Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Certificate of such class to be transferred is a U.S. Physical Certificate of such class or an interest in the U.S. Global Certificate of such class, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

                           (iii) Upon receipt by the Registrar of (x) the
                  documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the Fractional Cumulative Interest of such U.S. Global Certificate of such class in an amount equal to the Fractional Cumulative Interest represented by the beneficial interest in such U.S. Global Certificate of such class to be transferred, and (B) upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the Fractional Cumulative Interest of the Offshore Global Certificate of such class in an amount equal to the Fractional Cumulative Interest of the U.S. Physical Certificate of such class or the U.S. Global Certificate of such class, as the case may be, to be transferred, and the Trustee shall cancel the Physical Certificate of such class if any, so transferred or decrease the Fractional Cumulative Interest of such U.S. Global Certificate of such class.

                  (e) Private Placement Legend. Upon the transfer, exchange or replacement of Certificates not bearing the Private Placement Legend, the Registrar shall deliver Certificates of like class that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Certificates bearing the Private Placement Legend, the Registrar shall deliver only Certificates of like class that bear the Private Placement Legend unless either
(i) the circumstances contemplated by paragraph (a)(i)(x) or (d)(ii) of this
Section 3.06 exist or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) General. By its acceptance of any Certificate bearing the Private Placement Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it shall transfer such Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

                  Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section 3.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  Section 3.07 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like class, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 3.07, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section
3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 3.08 Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

                  Section 3.09 Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section 3.09, except as expressly permitted by this Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

                  Section 3.10 Temporary Certificates. Until definitive Certificates of any class are ready for delivery, the Trustee shall execute, authenticate and deliver temporary Certificates of such class. Temporary Certificates of each class shall be substantially in the form of definitive Certificates of such class but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates of such class, as evidenced by their execution of such temporary Certificates. If temporary Certificates of any class are issued, the Trustee shall cause definitive Certificates of like class to be prepared without unreasonable delay. After the preparation of definitive Certificates of such class, the temporary

Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the Corporate Trust Office of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of like class, in authorized denominations and of a like Fractional Undivided Interest. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

                  Section 3.11 Limitation of Liability for Payments. All payments and distributions made to Certificateholders of any class in respect of the Certificates of such class shall be made only from the Trust Property of the Trusts of the same class and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV. Each Certificateholder, by its acceptance of a Certificate, agrees that it shall look solely to the income and proceeds from the Trust Property of the Trusts of the same class for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it shall not have any recourse to the Company, the Trustee, the Indenture Trustees, the Liquidity Providers, the Owner Trustees or the Owner Participants, except as otherwise expressly provided herein or in the Intercreditor Agreement.

         The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

                  Section 4.01 Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each class a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold such Certificate Account in trust for the benefit of the Certificateholders of such class, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee under the Intercreditor Agreement with respect to the Certificates of such class, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Scheduled Payment in the applicable Certificate Account.

                  (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each class a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold such Special Payments Account in trust for the benefit of the Certificateholders of such class and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement with respect to the Certificates of such class, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in such Special Payments Account.

                  (c) The Trustee shall present (or, if applicable, cause the Subordination Agent to present) to the related Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the related Indenture, on the applicable redemption date under such Indenture.

                  Section 4.02 Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date with respect to a class of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on the Equipment Notes held in the related Trusts on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record of such class on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Cumulative Interest in the Trusts of such class held by such Certificateholder) of the total amount in the applicable Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of the nominee of the Depositary (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee.

                  (b) On each Special Distribution Date with respect to any Special Payment with respect to a class of Certificates or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes held in the related Trusts or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.01(b) of such Special Payment. There shall be so distributed to each Certificateholder of record of such class on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Cumulative Interest in the Trusts of such class held by such Certificateholder) of the total amount in the applicable Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of the nominee of the Depositary (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee.

                  (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment with respect to a class of Certificates to be mailed to each Certificateholder of such class at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

                           (i) the Special Distribution Date and the Record Date
                  therefor (except as otherwise provided in Section 11.01);

                           (ii) the amount of the Special Payment for each
                  $1,000 face amount Certificate (taking into account any payment to be made by the Company pursuant to Section 2.02(b)) and the amount thereof constituting principal, Additional Payments, and interest;

                           (iii)    the reason for the Special Payment; and

                           (iv) if the Special Distribution Date is the same
                  date as a Regular Distribution Date for the Certificates of such class, the total amount to be received on such date for each $1,000 face amount Certificate.

If the Additional Payments, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any Additional Payments received shall also be distributed.

                  If any redemption of the Equipment Notes held in any Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related class at its address as it appears on the Register.

                  Section 4.03 Statements to Certificateholders. (a) On each Distribution Date with respect to a class Certificates, the Trustee shall include with each distribution to Certificateholders of the related class a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the following information (per $1,000 face amount Certificate as to (i) and (ii) below):

                           (i) the amount of such distribution allocable to
                  principal and the amount allocable to Additional Payments;

                           (ii) the amount of such distribution allocable to
                  interest; and

                           (iii) the Pool Balance and the Pool Factor of the
                  Trusts of such class.

                  With respect to the Certificates registered in the name of Cede & Co., as nominee for the Depositary, on the Record Date prior to each Distribution Date, the Trustee shall request from the Depositary a securities position listing setting forth the names of all Agent Members reflected on the Depositary's books as holding interests in the Certificates on such Record Date. On each

Distribution Date, the Trustee shall mail to each such Agent Member the statement described above and shall make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

                  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) above with respect to the related Trusts for such calendar year or, if such Person was a Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its United States federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).

                  Section 4.04 Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02(b). Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02(b) on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


                                   ARTICLE V

                                  THE COMPANY

                  Section 5.01 Maintenance of Corporate Existence. The Company, at its own cost and expense, shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company.

                  Section 5.02 Consolidation, Merger, etc. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                  (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall (i) be a "citizen of the United States" as defined in 49 U.S.C. 40102(a)(15), as amended, and (ii) hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.
         Section 1110);

                  (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee applicable to the Certificates of each class a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Registration Rights Agreement and the Note Purchase Agreement applicable to the Certificates of each class to be performed or observed by the Company; and

                  (c) the Company shall have delivered to the Trustee an Officer's Certificate of the Company and an Opinion of Counsel of the Company reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in Section 5.02(b) comply with this
         Section 5.02 and that all conditions precedent provided for in this
         Section 5.02 relating to such transaction have been complied with.

                  Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement applicable to the Certificates of each class with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section
5.02 from its liability in respect of this Agreement, the Note Purchase Agreement and any Financing Document applicable to the Certificates of such class to which it is a party.

                                   ARTICLE VI

                                    DEFAULT

                  Section 6.01 Events of Default. (a) Exercise of Remedies. In respect of the Trusts of any class, upon the occurrence and during the continuation of any Indenture Default under any related Indenture, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the Intercreditor Agreement), direct the exercise of remedies as provided in the Intercreditor Agreement.

                  (b) Purchase Rights of Certificateholders. By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

                           (i) each Class B Certificateholder shall have the
                  right to purchase all, but not less than all, of the Class A Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Cumulative Interest held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase such Class A Certificates pursuant to this Section 6.01(b);

                           (ii) each Class C Certificateholder shall have the
                  right (which shall not expire upon any purchase of the Class A Certificates by the Class B Certificateholders pursuant to clause (i) above) to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days' written notice to the Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Cumulative Interest held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C

                  Certificateholder shall lose its right to purchase such Class A Certificates and Class B Certificates pursuant to this
                  Section 6.01(b); and

                           (iii) each Class D Certificateholder shall have the
                  right (which shall not expire upon any purchase of the Class A Certificates by the Class B Certificateholders pursuant to clause (i) above or the purchase of the Class A Certificates and the Class B Certificates by the Class C Certificateholders pursuant to clause (ii) above) to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Cumulative Interest held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Certificates, the Class B Certificates and the Class C Certificates pursuant to this
                  Section 6.01(b).

                  The purchase price with respect to the Certificates of any class shall be equal to the Pool Balance of the Certificates of such class, together with accrued and unpaid interest thereon to the date of such purchase, without Additional Payments, but including any other amounts then due and payable to the Certificateholders of such class under this Agreement, the Intercreditor Agreement or any other Note Document or on or in respect of the Certificates of such class; provided, however, that no such purchase of Certificates shall be effective unless the purchaser shall certify to the Trustee that contemporaneously with such purchase, such purchaser is purchasing, pursuant to the terms of this Agreement, the Certificates of such class that are senior to the securities held by such purchaser. Each payment of the purchase price of the Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(b). Each Certificateholder agrees by its acceptance of its Certificate that it shall, subject to Section 3.04, upon payment from such Class B Certificateholder(s), Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in, this Agreement, the Intercreditor Agreement, the Liquidity Facilities, in the case of Class A Certificates and Class B Certificates, the Note Purchase Agreement, the Note Documents and all Certificates of the class or classes being purchased held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Note Purchase Agreement and the Note Documents. The Certificates of the class or classes being purchased shall be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the applicable Certificateholders to deliver such Certificates (whether in the form of Physical Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of such Certificateholders shall be to deliver such Certificates to the purchaser and receive the purchase price for such Certificates and (ii) if the purchaser shall so request, such Certificateholder shall comply with all the provisions of Section 3.04 to enable new Certificates of like class to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

                  As used in this Section 6.01(b), the terms
"Certificateholder," "Class," "Class A Certificateholder," "Class B Certificate," "Class B Certificateholder," "Class B Trust," "Class C Certificate," "Class C Certificateholder," "Class D Certificate," and "Class D Certificateholder, shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                  Section 6.02 Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, Additional Payments, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of the Intercreditor Agreement and the Financing Documents (subject, in the case of Equipment Notes related to the Leased Aircraft to the rights of the applicable Owner Trustee or Owner Participant to cure any such failure in accordance with Section 8.03(e) of the applicable Indenture), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                  Section 6.03 Control by Certificateholders. Subject to
Section 6.02 and the Intercreditor Agreement, the Certificateholders holding Certificates of a class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the Trusts of the related class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trusts or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes in the related Trusts, provided that:

                  (1) such Direction shall not in the opinion of the Trustee be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense;

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such class not taking part in such Direction; and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

                  Section 6.04 Waiver of Past Defaults. Subject to the Intercreditor Agreement, the Certificateholders holding Certificates of a class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the Trusts of such class (i) may on behalf of all of the Certificateholders of such class waive any past Event of Default hereunder or under the related Trust Supplements with respect to such class and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Indenture Trustee to waive any past Indenture Default under the related Indenture with respect to such class and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Indenture Trustee with respect thereto, except a default:

                  (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under
         Section 4.02 on the Certificates of such class;

                  (2) in the payment of the principal of, Additional Payments, if any, or interest on the Equipment Notes held in the Trusts of such class; or

                  (3) in respect of a covenant or provision hereof which under
         Article X cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of such class affected thereby.

                  Upon any such waiver, such default shall cease to exist with respect to the Certificates of such class and any Event of Default arising therefrom shall be deemed to have been cured for every purpose in respect of such class and any direction given by the Trustee on behalf of the Certificateholders of such class to the relevant Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee of such class shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

                  Section 6.05 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including Section 6.06, but subject to the Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 on the applicable Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                  Section 6.06 Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any class shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

                  (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                  (2) the Certificateholders holding Certificates of such class evidencing Fractional Cumulative Interests aggregating not less than 25% shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

                  (3) the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                  (4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Certificateholders holding Certificates of such class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the related Trusts.

                  It is understood and intended that no one or more of the Certificateholders of any class shall have any right in any manner whatsoever hereunder or under each related Trust Supplement or under the Certificates of such class to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trusts or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such class or the holders of the related Equipment Notes,
(ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such class or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders of such class subject to the provisions of this Agreement.

                  Section 6.07 Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders of any class shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                  ARTICLE VII

                                  THE TRUSTEE

                  Section 7.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default in respect of the Trusts of a class, the Trustee undertakes to perform such duties in respect of such Trusts as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

                  (b) If an Event of Default in respect of the Trusts of a class has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement in respect of such Trusts, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                           (i) this Subsection shall not be construed to limit
                  the effect of Section 7.01(a); and

                           (ii) the Trustee shall not be liable for any error
                  of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

                  Section 7.02 Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, any related Owner Trustees, the related Owner Participants, the related Indenture Trustees and the Certificateholders holding Certificates of the related class in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default on the payment of the principal, Additional Payments, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders of the related class. For the purpose of this Section 7.02 in respect of the Trusts of any class, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of such Trusts.

                  Section 7.03 Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any related Owner Trustee or any related Indenture Trustee;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                  (g) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

                  (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates of any class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the related Trusts relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                  Section 7.04 Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each class, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement or any Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Equipment Notes, the Certificates of any class or any other Financing Document, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and each Certificate of each class to which such Trustee is a party shall be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

                  Section 7.05 May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, any Owner Trustees or the Indenture Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                  Section 7.06 Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder or under any Trust Supplement need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

                  Section 7.07 Compensation and Reimbursement. The Company agrees:

                  (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement or any Trust Supplement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in
         Section 7.15; and

                  (3) to indemnify, or cause to be indemnified, the Trustee pursuant to Section 7 of the Participation Agreements relating to the Leased Aircraft and Section 5(b) of the Participation Agreements relating to the Owned Aircraft.

                  The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each class upon, the Trust Property, with respect to such class or the related Trusts for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trusts (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee shall notify the Company of any claim for any tax for which it may seek reimbursement. If the Trustee reimburses itself from the Trust Property of such Trusts for any such tax, it shall mail a brief report within 30 days setting forth the circumstances thereof to all Certificateholders of such class as their names and addresses appear in the Register.

                  Section 7.08 Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which shall be a financial institution unaffiliated with and independent of the Company, shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.09.

                  Section 7.09 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under
Section 7.10.

                  (b) The Trustee may resign at any time as trustee of any or all Trusts by giving prior written notice thereof to the Company, the Authorized Agents, the related Owner Trustees and the related Indenture Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the related Owner Trustees, the related Indenture Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time as trustee of the Trusts of any class by Direction of the Certificateholders of the related class holding Certificates of such class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in such Trusts delivered to the Trustee and to the Company, the related Owner Trustees and the related Indenture Trustees.

                  (d) If at any time in respect of the Trusts of any class:

                           (i) the Trustee shall fail to comply with Section
                  310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder of the related class who has been a bona fide
                  Certificateholder for at least six months;

                           (ii) the Trustee shall cease to be eligible under
                  Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

                           (iii) the Trustee shall become incapable of acting
                  or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder of the related class who has been a bona fide
Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trusts.

                  (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax in respect of the Trusts of any class which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Trustee of such Trust hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee of such Trusts in a jurisdiction where there are no Avoidable Taxes.

                  (f) If the Trustee shall resign, be removed or become incapable of acting as trustee of the Trusts of any class or if a vacancy shall occur in the office of the Trustee of the Trusts for any cause, the Company shall promptly appoint a successor Trustee of such Trusts. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trusts shall be appointed by Direction of the Certificateholders of the related class holding Certificates of such class evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in such Trusts delivered to the Company, the related Owner Trustees, the related Indenture Trustees and the retiring Trustee, and the Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trusts and supersede the successor Trustee of such Trusts appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder of the related class for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trusts.

                  (g) The successor Trustee of the Trusts of a class shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related class as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

                  Section 7.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company, the Authorized Agents, the Owner Trustees and the Indenture Trustees and to the retiring Trustee with respect to any or all Trusts an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee in respect of such Trusts hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

                  If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee.

                  It is understood that nothing herein or in any supplemental agreement or Trust Supplement shall constitute any Trustee a co-Trustee of the same Trust and that each Trustee shall be the Trustee of one or more separate Trusts.

                  No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

                  Section 7.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VII, without the execution
or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

                  Section 7.12 Maintenance of Agencies. (a) With respect to each class of Certificates, there shall at all times be maintained an office or agency in the location set forth in Section 12.03 where Certificates of such class may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such Certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location with respect to the Certificates of any class (e.g., the Certificates shall be represented by Physical Certificates and shall be listed on a national securities exchange), the Trustee shall make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, any Owner Trustees, the Indenture Trustees (in the case of any Owner Trustee or Indenture Trustee, at its address specified in the Note Purchase Agreement or such other address as may be notified to the Trustee) and the Certificateholders of such class. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                  (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each class. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates of each class. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

                  (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this
Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Indenture Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Indenture Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related class as their names and addresses appear on the Register for such class.

                  (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

                  Section 7.13 Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

                  The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Section 7.14 Registration of Equipment Notes in Name of Subordination Agent. The Trustee agrees that all Equipment Notes to be purchased by the Trusts of any class shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders of such class, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

                  Section 7.15 Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

                  (a) the Trustee is a national banking association organized and validly existing in good standing under the Federal laws of the United States;

                  (b) the Trustee has full power, authority and legal right to execute, deliver, and perform this Basic Agreement, each Trust Supplement executed and delivered on the date hereof, each Certificate executed, authenticated and delivered on the date hereof, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Participation Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Basic Agreement, such Trust Supplement, such Certificate, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Participation Agreements;

                  (c) the execution, delivery and performance by the Trustee of this Basic Agreement, each Trust Supplement executed and delivered on the date hereof, each Certificate executed, authenticated and delivered on the date hereof, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Participation Agreements (i) shall not violate any provision of United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets,
         (ii) shall not violate any provision of the articles of association or by-laws of the Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property of any Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                  (d) the execution, delivery and performance by the Trustee of this Basic Agreement, each Trust Supplement executed and delivered on the date hereof, each Certificate executed, authenticated and delivered on the date hereof, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Participation Agreements shall not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

                  (e) this Basic Agreement, each Trust Supplement executed and delivered on the date hereof, each Certificate executed, authenticated and delivered on the date hereof, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Participation Agreements have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

                  Section 7.16 Withholding Taxes; Information Reporting. As to the Certificates of any class, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, Additional Payments, if any, and interest and other amounts due under this Agreement or under the Certificates of such class any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of such class, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such class, that it shall file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it shall deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders of such class may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

                  Section 7.17 Trustee's Liens. The Trustee in its individual capacity agrees that it shall, in respect of each Trust created by this Agreement, at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property of such Trust which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Note Documents, or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions which are not contemplated by this Agreement.

                  Section 7.18 Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to
Section 311(a) of the Trust Indenture Act to the extent provided therein.


                                  ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

                  Section 8.01 The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company shall furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders of each class, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar for such class, no such list need be furnished; and provided, further, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

                  Section 8.02 Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders of each class contained in the most recent list furnished to the Trustee as provided in
Section 7.12 or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each class received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

                  Section 8.03 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any class of Certificates, the Trustee shall transmit to the Certificateholders of each class, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

                  Section 8.04 Reports by the Company. The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                  (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants;

                  (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to Sections 8.04(a) and (b) as may be required by rules and regulations prescribed by the SEC; and

                  (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants of the Company under this Agreement (it being understood that for purposes of this Section 8.04(d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).


                                   ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS

                  Section 9.01 Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders of any class, the Company may (but shall not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility in form reasonably satisfactory to the Trustee, for any of the following purposes:

                  (1) to provide for the formation of a Trust, the issuance of a class of Certificates and the other matters contemplated by Section 2.01(b);

                  (2) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained herein;

                  (3) to add to the covenants of the Company for the benefit of the Certificateholders of any class, or to surrender any right or power in this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility conferred upon the Company;

                  (4) (a) to correct or supplement any provision in this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility that may be defective or inconsistent with any other provision herein or in any Trust Supplement, (b) to cure any ambiguity or correct any mistake or (c) to modify any other provision with respect to matters or questions arising under this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders of any class;

                  (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Basic Agreement was executed or any corresponding provision in any similar Federal statute hereafter enacted;

                  (6) to evidence and provide for the acceptance of appointment under this Agreement by the Trustee or a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.10;

                  (7) to provide the information required under Sections 7.12 and 12.03 as to the Trustee;

                  (8) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Registration Statement; or

                  (9) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates of any class are listed or of any regulatory body.

                  Section 9.02 Supplemental Agreements with Consent of Certificateholders. With respect to the Trusts of each class and the class of Certificates relating thereto, with the consent of the Certificateholders holding Certificates evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in such Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustees, if any, relating to such Certificates, which consent shall not be unreasonably withheld), and the Trustee (subject to
Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Registration Rights Agreement or the Note Purchase Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Registration Rights Agreement or the Note Purchase Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

                  (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of such class, or change any date of payment on any Certificate of such class, or change the place of payment where, or the coin or currency in which, any Certificate of such class is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto;

                  (2) permit the disposition of any Equipment Note included in the Trust Property of such Trust except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust;

                  (3) reduce the percentage of the aggregate Fractional Cumulative Interests of such Trusts which is required for any such supplemental agreement, or reduce such percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

                  (4) waive, amend or modify Section 2.4, 3.2 or 3.3 of the Intercreditor Agreement in a manner that has a material adverse effect on the Certificateholders.

                  It shall not be necessary for any Direction of such Certificateholders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

                  Section 9.03 Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 has a material adverse effect on any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.

                  Section 9.04 Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive upon its request, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                  Section 9.05 Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article IX, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each class theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such class.

                  Section 9.06 Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 9.07 Reference in Certificates to Supplemental Agreements. Certificates of each class authenticated and delivered after the execution of any supplemental agreement applicable to such class pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such class after proper presentation and demand.

                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

                  Section 10.01 Amendments and Supplements to Indentures and Other Note Documents. If the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of any class or as Controlling Party under the Intercreditor Agreement, receives a request pursuant to Section 9.02 or Section 6.04 for a consent to any amendment, modification, waiver or supplement under any related Indenture or other related Note Document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of such class registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders of such class a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) the Equipment Notes if a vote has been called for with respect thereto. If such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any such Equipment Notes (or directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (A) the aggregate face amounts of all Certificates of such class actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (i) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders of such class evidencing a Fractional Cumulative Interest aggregating not less than a majority in interest in the related Trusts. For purposes of the preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and the Intercreditor Agreement, the Trustee may, with respect to the Certificates of any class, in its own discretion and at its own direction, consent and notify the relevant Indenture Trustee of such consent (or direct the Subordination Agent to consent and notify such Indenture Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture or any other Note Document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification or waiver shall not adversely affect the interests of the Certificateholders of such class.

                                   ARTICLE XI

                             TERMINATION OF TRUSTS

                  Section 11.01 Termination of the Trusts. In respect of the Trusts of each class created by the Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee created under this Agreement and such Trusts created hereby shall terminate upon the distribution to all Holders of the Certificates of the class of such Trusts and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property of the related class of such Trusts; provided, however, that in no event shall such Trusts continue beyond 21 years less one day following the death of the last survivor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

                  Notice of any termination of the Trusts of a class, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of such class may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such class not earlier than the 60th day and not later than the 26th day preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates of such class shall be made upon presentation and surrender of Certificates of such class at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such class at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such class. Upon presentation and surrender of the Certificates of such class in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders of such class such final payments.

                  If all of the Certificateholders of such class shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such class to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates of such class after the Regular Distribution Date (or Special Distribution Date, as the case may be) specified in the first written notice. If any money held by the Trustee for the payment of distributions on the Certificates of such class shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after 60 days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder of any class shall not operate to terminate this Agreement or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

                  Section 12.02 Certificates Nonassessable and Fully Paid. Except as set forth in the last sentence of this Section 12.02, Certificateholders of each class shall not be personally liable for obligations of the related Trusts, the Fractional Undivided Interests represented by the Certificates of such class shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and Certificates of such class, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid. No Certificateholder of such class shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such class, be construed so as to constitute the Certificateholders of such class from time to time as partners or members of an association. Neither the existence of any Trust nor any provision herein is intended to or shall limit the liability the Certificateholders of each class would otherwise incur if such Certificateholders owned the related Trust Property as co-owners, or incurred any obligations of the related Trust, directly rather than through the related Trust.

                  Section 12.03 Notices. (a) Unless otherwise specifically provided herein or in the applicable Trust Supplement with respect to any Trust, all notices required under the terms and provisions of this Basic Agreement or such Trust Supplement with respect to such Trust shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

                  U.S. Mail                       Overnight Delivery Service
                  ---------                       --------------------------

                  United Air Lines, Inc.          United Air Lines, Inc.
                  P.O. Box 66100                  1200 East Algonquin Road
                  Chicago, Illinois 60666         Elk Grove Township, IL 60007

                  Attn: Vice President and        Attn:  Vice President and
                  Treasurer                       Treasurer
                  Telecopy: (708) 952-7117
                  if to the Trustee, to:

                  First Security Bank, National Association
                  79 South Main Street
                  Salt Lake City, Utah 84111
                  Attention:        Corporate Trust Department
                  Telecopy:         (801) 246-5053

                  (b) The Company or the Trustee as to any class of Certificates, by written notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication to Certificateholders of any class shall be mailed by first-class mail to the addresses for Certificateholders of such class shown on the Register kept by the Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders of such class.

                  (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it. Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

                  (e) If the Company mails a notice or communication to the Certificateholders of such class, it shall mail a copy to the Trustee and to each Paying Agent for such class at the same time.

                  (f) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Indenture Trustee.

                  Section 12.04 Governing Law. THIS BASIC AGREEMENT, ALL TRUST SUPPLEMENTS AND ALL CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 12.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Trust, or of the Certificates of any class or the rights of the Certificateholders thereof.

                  Section 12.06 Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

                  Section 12.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 12.08 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  Section 12.09 Benefits of Agreement. Nothing in this Agreement or in the Certificates of any class, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders of each class, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  Section 12.10 Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any class shall not be a Business Day with respect to such class, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and interest shall accrue during the intervening period.

                  Section 12.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 12.12 Intention of Parties. The parties hereto intend that each Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

                  Section 12.13 Registration of Equipment Notes in Name of Subordination Agent. The Trustee agrees that all Equipment Notes to be purchased by any Trust shall be issued in the name of the Subordination Agent under the Intercreditor Agreement or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

                  Section 12.14 Communication by Certificateholders with other Certificateholders. Certificateholders of any class may communicate with other Certificateholders of such class with respect to their rights under this Basic Agreement, the related Trust Supplements or the Certificates of such class pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Trustee and any and all other persons benefitted by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

         IN WITNESS WHEREOF, the parties have caused this Basic Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                          UNITED AIR LINES, INC.



                                          By: /s/ THOMAS A. MUTRYN
                                             -------------------------------
                                             Name: Thomas A. Mutryn
                                             Title: Vice President & Treasurer




                                                    PASS THROUGH TRUST AGREEMENT
                                       S-1

                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, as Trustee


                                          By: /s/ C. SCOTT NIELSEN
                                             -------------------------------
                                             Name: C. Scott Nielsen
                                             Title: Vice President



                                                    PASS THROUGH TRUST AGREEMENT
                                      S-2

                                                                       EXHIBIT A


                              FORM OF CERTIFICATE


REGISTERED                                        $_____________________________
                                                  Fractional Undivided Interest*
No. R - _____
                                                  CUSIP NO. ____________________



         [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO UNITED, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT


------------
*/ Denominations of $100,000 and integral multiples of $1,000 in excess thereof (except one Class D Certificate may be issued in a different denomination).




                                                    PASS THROUGH TRUST AGREEMENT
                                      A-1

         TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]*

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

         [TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.]**

------------
*/       Not to be included on the face of the Permanent Offshore Global
         Certificate.

**/      To be included on the face of each Global Certificate.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-2

         [EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE WITH PLAN ASSETS OF ANY PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); OR (B) THE HOLDER'S PURCHASE AND HOLDING OF THIS CERTIFICATE IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND
         SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.]*



             UNITED AIRLINES 1997-1[A][B][C][D] PASS THROUGH TRUST

               UNITED AIRLINES [INITIAL] [EXCHANGE] ENHANCED PASS
                 THROUGH CERTIFICATE, SERIES 1997-1[A][B][C][D]

               Final Expected Distribution Date: December 2, 2002

evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft owned by or leased to United Air Lines, Inc.

                  THIS CERTIFIES THAT _______________, for value received, is the registered owner of a _____________ Dollars ($ dollars) Fractional Undivided Interest in the United Airlines 1997-1[A][B][C][D] Pass Through Trust (the "Trust") created by First Security Bank, National Association, as trustee (the "Trustee") pursuant to a Pass Through Trust Agreement, dated as of December 23, 1997 (the "Basic Agreement"), as supplemented by Trust Supplement No. 1997-1 [A-__] [B-__] [C-__] [D-__], (collectively, the "Agreement") between the Trustee and United Air Lines, Inc., a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "United Airlines [Initial] [Exchange] Enhanced Pass Through Certificates, Series 1997-1[A][B][C][D]" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement.

                  By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement, the Intercreditor Agreement and the Note Purchase Agreement. The property of the Trust includes (i) certain Equipment Notes and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related

------------
*/       To be included on the face of each Global Certificate.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-3

Special Payments Account, (iii) all rights of such Trust and the Trustee, on behalf of such Trust, under the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement, including all rights to receive certain payments thereunder and all monies paid to such Trustee on behalf of such Trust pursuant to the Intercreditor Agreement, the Registration Rights Agreement or the Note Purchase Agreement; [and (iv) all monies receivable by the Subordination Agent under the Liquidity Facilities for the Trust]* ( together with the property of all other trusts of the same class the "Trust Property"). Each issue of the Equipment Notes is secured by, among other things, a security interest in the Aircraft leased to or owned by the Company.

                  The Certificates represent fractional undivided interests in the Trust, all other trusts of the same class and the Trust Property, and have no rights, benefits or interest in respect of any assets or property of any trust of another class.

                  Interest applicable to this Certificate will be payable at a floating rate equal to Three- Month LIBOR plus ____%.

                  Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the Note Purchase Agreement, from and to the extent of funds then available to the Trustee, there shall be distributed on each March 2, June 2, September 2 and December 2 (a "Regular Distribution Date"), commencing on March 2, 1998, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding such Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust (or, if more than one trust of like class, all such trusts) evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the Note Purchase Agreement, if Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust (or, if more than one trust of like class, all such trusts) evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the next Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate. The Certificates are redeemable as and to the extent provided in the Note Purchase Agreement.


------------
*/       For Class A Certificates and Class B Certificates only.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-4

                  [The Holder of this Certificate is entitled to the benefits of the Registration Rights Agreement, dated as of December 23, 1997, between the Company, the Trustee and the Initial Purchasers named therein (the "Registration Rights Agreement"). If neither the consummation of the Exchange Offer nor the declaration by the SEC of a Shelf Registration to be effective (a "Registration Event") occurs on or prior to 180th day after the Closing Date (as defined in the Registration Rights Agreement), the interest rate per annum borne by the Equipment Notes shall be increased by 0.50%, from and including July 1, 1998, to but excluding the date on which a Registration Event occurs. If the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.]*

                  The Holder of this Certificate is entitled to the benefits of the Note Purchase Agreement, which provides that the interest rate on each series of Equipment Notes relating to the Leased Aircraft shall be reset on the Final Expected Distribution Date. No later than 60 days prior to the Final Expected Distribution Date, the Company shall cause the Trustee to hire (and, if the Company does not so cause the Trustee, the Trustee shall no later than 30 days prior to the Final Expected Distribution Date, hire) an independent investment banker (the "Reset Agent") of recognized national standing (which may be an Initial Purchaser) to (i) determine the interest rate on each series of the Equipment Notes relating to the Leased Aircraft to an interest rate that, in the good faith determination of the Reset Agent, after consideration of the then current rates for pass through certificates of the Company and other comparable equipment lessees having similar tenor, rating and other pricing terms, shall enable each such series of Equipment Notes to be sold at 100% of the principal amount thereof on the Final Expected Distribution Date, and (ii) for such reasonable fee payable by the applicable Trust as shall be mutually agreed by the and the Reset Agent, use its best efforts to sell any such Equipment Notes with such new interest rates on the Final Expected Distribution Date or as promptly as practicable thereafter.

                  Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                  THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER OF THIS CERTIFICATE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


------------
*/       To be included only on each Class A and Class B Initial Certificates.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-5

                  Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly signed, manually or in facsimile, by its Authorized Officer.


Dated:                                        UNITED AIRLINES 1997-1[A][B][C][D]
      --------------------                    PASS THROUGH TRUST

                                          By: FIRST SECURITY BANK, NATIONAL
                                              ASSOCIATION,
                                              not in its individual capacity
                                              but solely as Trustee


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-6

              FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Certificates referred to in the within-mentioned Agreement.



                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:
                                               -------------------------------
                                                      Authorized Officer



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-7

                            [REVERSE OF CERTIFICATE]


                  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it shall look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, at its Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust shall be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons [in minimum denominations of $100,000 Fractional Undivided Interest and integral multiples of $1,000



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-8
in excess thereof]*. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.


------------
*/       Not to be included in Class D Certificates.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-9

                            FORM OF TRANSFER NOTICE



                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------
please print or typewrite name and address including zip code of assignee

-------------------
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

-------------------
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                      EXCEPT PERMANENT OFFSHORE GLOBAL AND
                        OFFSHORE PHYSICAL CERTIFICATES]


                  In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or December 23, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-10
conditions to any such transfer of registration set forth herein and in Section
3.06 of the Agreement shall have been satisfied.


Date:                                       [Name of Transferor]

                                            ------------------------------------

                                      NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



Signature Guarantee:
                    ---------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
       ----------------------         ---------------------------------------
                                      NOTE: To be executed by an executive
                                            officer.



                                                    PASS THROUGH TRUST AGREEMENT
                                      A-11

                                                                       EXHIBIT B


                FORM OF CERTIFICATE FOR UNLEGENDED CERTIFICATES

                                     [Date]


First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:   Corporate Trust Trustee Administration

                    Re: United Airlines 1997-1[A][B][C][D] Pass Through Trust, United Airlines Enhanced Pass Through Certificates, Series 1997-1 [A][B][C][D] (the "Certificates")


Dear Sirs:

                  This letter relates to U.S. $_______ Fractional Undivided Interest of Certificates represented by a Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 3.01 of the Pass Through Trust Agreement relating to the Certificates, dated as of December 23, 1997, as supplemented by Trust Supplement No. ___, (the "Trust Agreement"), between United Air Lines, Inc. ("United") and you, we hereby certify that we are (or we shall hold such securities on behalf of) a person outside the United States to whom the Certificates could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Certificates, all in the manner provided for in the Trust Agreement.

                  You and United are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Certificateholder]


                                            By:
                                               -----------------------------
                                                   Authorized Signature



                                                    PASS THROUGH TRUST AGREEMENT

                                                                       EXHIBIT C



               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S

                                     [Date]

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111
Attention:   Corporate Trust Trustee Administration

                Re: United Airlines 1997-1[A][B][C][D] Pass Through Trust (the "Trust"), United Airlines Enhanced Pass Through Certificates, Series 1997-1 [A][B][C][D] (the "Certificates")


Dear Sirs:

                  In connection with our proposed sale of $_______ Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  1. the offer of the Certificates was not made to a person in the United States;

                  2. either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has



                                                    PASS THROUGH TRUST AGREEMENT
been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and United Air Lines, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              Very truly yours,

                                              [Name of Transferor]


                                              By:
                                                 ------------------------------
                                                      Authorized Signature




                                                    PASS THROUGH TRUST AGREEMENT
                                      C-2

                                                                       EXHIBIT D


                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                     [Date]



First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:   Corporate Trust Trustee Administration

               Re: United Airlines 1997-1[A][B][C][D] Pass Through Trust (the "Trust"), United Airlines Enhanced Pass Through Certificates, Series 1997-1 [A][B][C][D] (the
                    "Certificates")


Dear Sirs:

                  In connection with our proposed purchase of $_________ aggregate principal amount of the Certificates, we confirm that:

                  1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement, dated as of December 23, 1997, as supplemented by Trust Supplement No. ___, relating to the Certificates (the "Pass Through Trust Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Certificates have not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificate, we shall do so only (A) to United Air Lines, Inc., (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you and United Air Lines, Inc., a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant



                                                    PASS THROUGH TRUST AGREEMENT
         to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We further understand that the Certificates purchased by us shall bear a legend to the foregoing effect.

                  3. We understand that, on any proposed resale of any Certificates, we shall be required to furnish to you and United Air Lines, Inc. such certifications, legal opinions and other information as you and United Air Lines, Inc. may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us shall bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and United Air Lines, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Transferor]



                                             By:
                                                -------------------------------
                                                     Authorized Signature



                                                    PASS THROUGH TRUST AGREEMENT
                                      D-2